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                                                                     EXHIBIT 2.6

                         SUBSEQUENT EXTENSION AGREEMENT

      This Subsequent Extension Agreement (this "Agreement"), dated as of May 25, 2004, is entered into by and among DIRT Motorsports, Inc., a New York corporation ("DIRT"), Glenn Donnelly ("Donnelly"), Boundless Motor Sports Racing, Inc., a Colorado corporation ("Boundless"), and Boundless Racing, Inc., a Texas corporation ("BRI").

                              W I T N E S S E T H:

      WHEREAS, the parties hereto desire to amend certain agreements among the parties to the extent provided below;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      A. REFERENCE. Reference is hereby made to the following agreements (collectively, the "Agreements"):

            1. Stock Purchase Agreement, dated as of August 13, 2003, as amended (the "Stock Purchase Agreement"), by and among DIRT, Donnelly, Boundless and BRI (assignee of Boundless Track Operations, Inc., a Nevada corporation (f/k/a Boundless Motor Sports Racing, Inc. ("BTOI")).

            2. Contract of Sale, dated as of August 13, 2003, as amended, by and among Donnelly, Boundless and BRI (assignee of BTOI), as amended (the "Contract of Sale").

      B. CHANGE TO STOCK PURCHASE AGREEMENT. The Stock Purchase Agreement is amended as follows:

            1. The "June 15, 2004" dates set forth in subparts (d) and (e) of
Section 12.1 of the Stock Purchase Agreement are hereby changed to "August 21, 2004".

      C. CHANGE TO CONTRACT OF SALE. The Contract of Sale is amended as follows:

            1. The "June 15, 2004" dates set forth in Section 7.1 of the Contract of Sale is hereby changed to "August 21, 2004".

      D.    MISCELLANEOUS.

            1. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                         DIRT MOTORSPORTS, INC.


                                         By: /s/ Glenn Donnelly
                                                 Glenn Donnelly, President



                                         /s/ Glenn Donnelly
                                             Glenn Donnelly



                                         BOUNDLESS MOTOR SPORTS RACING, INC.


                                         By: /s/ Paul A. Kruger
                                                 Paul A. Kruger, Chief
                                                 Executive Officer



                                         BOUNDLESS RACING, INC.


                                         By: /s/ Paul A. Kruger
                                                 Paul A. Kruger, Chief
                                                 Executive Officer





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